Exhibit 10.1

SEPARATION, RELEASE AND NON-DISPARAGEMENT AGREEMENT

WHEREAS, I, Stephen C. Green, am employed by The Jacksonville Bank and its parent corporation Jacksonville Bancorp, Inc. (collectively “the Bank”);

WHEREAS, my position has been terminated effective June 24, 2013 (“Termination Date”);

WHEREAS, I desire to waive any claims or potential claims that I may have against the Bank, in order to receive the Severance Package offered to me by the Bank as described herein;

WHEREAS, I understand that I am entitled to payment of my unused Paid Time Off (“PTO”) days, and that my beneficiaries and I are entitled to elect COBRA continuation coverage whether I sign this Separation, Release and Non-Disparagement Agreement (“Agreement”) or not;

THEREFORE, in exchange for good and valuable consideration provided herein, I hereby agree as follows:

1. Severance Package. The Bank shall pay me the equivalent of my base salary for eighteen (18) months in the sum of Four Hundred Fifty Thousand and 00/00 Dollars ($450,000.00) as severance pay (“Severance Pay”), to be paid in substantially equal installments in accordance with the Bank’s standard payroll practices, so long as I have not revoked my acceptance of this Agreement. The payments shall be subject to customary deductions and withholdings, except that no Retirement Savings Plan contributions, either Bank or participant, shall be deducted from any such sums.

2. General Release of Claims. I agree for myself, my spouse and child or children (if any), my heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns, hereby forever to release and discharge the Bank, its past, present, or future parents, subsidiaries, and/or other affiliates, all of their past and present directors, officers, shareholders, general or limited partners, committees, employees, attorneys, and other agents and representatives, and any employee benefit plans in which I am or have been a participant by virtue of employment with the Bank, and the trustees, administrators, fiduciaries and insurers of such benefit plans from any and all claims, debts, demands, accounts, judgments, rights, causes of action, claims for equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, which I currently have against such entities, including without limitation any and all claims arising out of my employment with the Bank or the termination thereof, my Employment Agreement dated July 30, 2012 and its amendment dated December 31, 2012, the design or administration of any employee benefit program, claims to equity awards, severance or similar benefits under any program, policy, or procedure of the Bank other than the payments recited herein, and any and all other claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, claims of any kind that may be brought in any court or administrative agency, and claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the National Labor Relations Act, and similar state or local statutes, ordinances, and regulations, provided, however, notwithstanding the above, that this Agreement shall not be construed to extend to any claim for retirement benefits under any pension, retirement, or retirement savings plan in which I am a participant by virtue of my employment, or to benefit claims under any employee welfare benefit plan based on events occurring after my execution of this Agreement. I further acknowledge that I have received all benefits to which I am entitled, if any, under the Family and Medical Leave Act.

3. No Admission. I understand and agree that the Bank’s willingness to pay benefits to me is not an admission of liability or obligation to provide such consideration in the absence of my signing this Agreement.

4. Release of Age Discrimination Claims; Periods for Review and Reconsideration.

(a) I understand and agree that this document includes a release of claims arising under the Age Discrimination in Employment Act (ADEA), and does not waive rights or claims that may arise after the date the waiver is executed. I understand that I have been given a period of twenty one (21) days to review and consider this Agreement. I further understand that I may use as much or all of this 21-day period as I wish before signing, and that I have done so. I understand that I am hereby advised to consult with an attorney prior to executing this Agreement. By my signature below, I warrant that I have had the opportunity to do so and to be fully and fairly advised by that legal counsel as to the terms of the Agreement.

(b) I understand that I have seven (7) days after signing this Agreement to revoke it by notice in writing delivered to Valerie Kendall, EVP/Chief Financial Officer. This Agreement and the release herein shall be binding, effective, and enforceable upon the expiration of this seven-day revocation period without such revocation being received, but not before such time. I understand and agree that Severance Pay contingent upon the execution of this Agreement will not be made prior to the expiration of this seven-day revocation period.

5. Taxes. I understand that the Bank makes no tax representations regarding payment to me under this Agreement and that I have been advised to consult with legal counsel regarding the tax consequences of this Agreement. To the extent any taxes may be due on the payments provided herein beyond any withheld, I agree to pay them myself and to indemnify and hold the Bank harmless for any tax claims or penalties resulting from such payments.

6. Non-Disparagement. I agree that I will not disparage or denigrate in any way the Bank or the Bank’s employees, agents, representatives, products, operating methods, suppliers, customers, or service providers, whether past, present, or future, and whether or not based on or with reference to my relationship with the Bank.

7. Non-Disclosure. I agree that the terms of this Agreement and my Severance Pay are confidential, and I agree not to disclose the fact, terms or amount thereof to any person other than my attorney, income tax preparer or similar professional, or to my immediate family. To the extent that I disclose this information, I agree to instruct such professional or immediate family member that this information is to be kept confidential. I understand that the Bank may be required to make a disclosure to state of federal regulators regarding my termination and severance. If I am asked about my separation from the Bank, I will make no statement other than that contained in the Press Release attached as Exhibit A, to which I consent.

8. Survival. I understand and agree that my undertakings and obligations stated in my Executive Employment Agreement dated July 30, 2012, as amended, stated in paragraphs 6 through 10, survive the termination of my employment and the execution of this Agreement.

9. Severability and Consequences of Invalid Terms. Except as otherwise specified below, if any portion of this Agreement is found void or unenforceable for any reason by a Court, the Court should enforce all portions of this Agreement to the maximum extent which would have been enforceable in the original Agreement. If such portion cannot be modified to be enforceable, the unenforceable portion will be severed from the remaining portions of this Agreement, which shall otherwise remain in full force and effect. If any portion of this Agreement is found by a Court to be void or unenforceable for any reason in regard to any one or more persons, entities, or subject matters, such portion shall remain in full force and effect with respect to all other persons, entities, and subject matters.

10. Payment of Attorneys’ Fees to the Bank. I agree that if I breach this Agreement, I will pay costs and reasonable attorneys’ fees incurred by the Bank or such other entity in defending such claim or lawsuit.

11. Governing Law. This Agreement shall be governed and construed in all respects in accordance with the laws of the State of Florida without regard to the conflict of laws rules contained therein.

12. Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

BY SIGNING BELOW, I ACKNOWLEDGE THAT I HAVE READ THIS AGREEMENT, CONSISTING OF FOUR (4) PAGES, THAT I UNDERSTAND IT, AND THAT I AM ENTERING INTO IT VOLUNTARILY.

IN WITNESS WHEREOF, and intending to be legally bound, I have executed the foregoing on the date shown below.

[Signature on following page]

Stephen C. Green

By:	/s/ Stephen C. Green

Date:	June 25, 2013

Accepted for The Jacksonville Bank:

By:	/s/ Price W. Schwenck

Title:	Chairman of the Board

Date:	June 27, 2013

Accepted for Jacksonville Bancorp, Inc.:

By:	/s/ Donald F. Glisson, Jr.

Title:	Chairman of the Board

Date:	June 27, 2013

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